Exhibit 99.1

FOR IMMEDIATE RELEASE

HENRY SCHEIN TO BE DISMISSED FROM SUMMIT COUNTY OPIOID LITIGATION

Company to Make Donation to Establish Pain Management Education Foundation

MELVILLE, N.Y., October 21, 2019 – Henry Schein, Inc. (Nasdaq: HSIC) announced today that the plaintiff has agreed to dismiss the Company with prejudice as a defendant in the opioid litigation involving Summit County, Ohio, presently before the U.S. District Court for the Northern District of Ohio.

“The opioid crisis is a terrible national tragedy, and all segments of society need to come together to address the crisis,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer, Henry Schein, Inc. “We look forward to playing a constructive role in helping to advance solutions that put an end to opioid addiction. Henry Schein will make a $1 million donation to establish an educational foundation with Summit County to develop best practices regarding the proper use and prescription of opioids.”

Henry Schein, working with Summit County, will make the donation to a Pain Management Education Foundation dedicated to making grants supporting and aggregating research around best practices for pain management, including the prescription of opioids and alternatives, and educating dentists and physicians, clinical associates, patients, and patient networks on those best practices along with the risks of opioid addiction and alternative pain management treatment options for key indications.

Henry Schein will pay $250,000 of Summit County’s expenses.

About Henry Schein, Inc.

Henry Schein, Inc. (Nasdaq: HSIC) is a solutions company for health care professionals powered by a network of people and technology. With approximately 19,000 Team Schein Members worldwide, the Company’s network of trusted advisors provides more than 1 million customers globally with more than 300 valued solutions that improve operational success and clinical outcomes. Our Business, Clinical, Technology, and Supply Chain solutions help office-based dental and medical practitioners work more efficiently so they can provide quality care more effectively. These solutions also support dental laboratories, government and institutional health care clinics, as well as other alternate care sites.

Henry Schein operates through a centralized and automated distribution network, with a selection of more than 120,000 branded products and Henry Schein private-brand products in stock, as well as more than 180,000 additional products available as special-order items.

A FORTUNE 500 Company and a member of the S&P 500® and the Nasdaq 100® indexes, Henry Schein is headquartered in Melville, N.Y., and has operations or affiliates in 32 countries. The Company’s sales from continuing operations reached $9.4 billion in 2018, and have grown at a compound annual rate of approximately 13 percent since Henry Schein became a public company in 1995.

Henry Schein, Inc. • 135 Duryea Road • Melville, New York 11747

For more information, visit Henry Schein at www.henryschein.com, Facebook.com/HenrySchein, and @HenrySchein on Twitter.

Cautionary Note Regarding Forward-Looking Statements

In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate,” “to be,” “to make” or other comparable terms. A full discussion of our operations and financial condition, status of litigation matters, including factors that may affect our business and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive and consolidating market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macro-economic conditions; risks associated with currency fluctuations; risks associated with political and economic uncertainty; disruptions in financial markets; volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; new or unanticipated litigation developments; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence on third parties for certain technologically advanced components; increased competition by third party online commerce sites; risks from disruption to our information systems; cyberattacks or other privacy or data security breaches; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:	Investors
Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Carolynne Borders
Vice President, Investor Relations
carolynne.borders@henryschein.com
(631) 390-8105

Media
Ann Marie Gothard
Vice President, Corporate Media Relations
annmarie.gothard@henryschein.com
(631) 390-8169

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Henry Schein, Inc. • 135 Duryea Road • Melville, New York 11747